EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Brighton Investment Holding Co., Inc. (the “Company”) on Form 10-KSB for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Curtis, the President and Chief Executive Officer, and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operation of the Company.

April 14, 2005

/s/ Michael Curtis
Michael Curtis
Chief Executive Officer and Chief Financial Officer